Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Third Quarter 2023 Financial Results

•
INBRIJA® (levodopa inhalation powder) Q3 2023 U.S. net revenue of $8.1 million; 4% increase over Q3 2022
•
AMPYRA® (dalfampridine) Q3 2023 net revenue of $15.7 million; 26% decrease over Q3 2022
•
INBRIJA ex-U.S. revenue of $1.4 million; FAMPYRA royalties of $2.5 million
•
Biopas Laboratories files for approval of INBRIJA in six Latin American countries

PEARL RIVER, N.Y. – November 13, 2023 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the third quarter ended September 30, 2023.

“We were pleased to see a 32% increase in new INBRIJA prescription requests in Q3 2023 over Q3 2022. New prescription requests have increased by 38% in the first three quarters of 2023 versus the same period in 2022. This is an encouraging sign for the long-term growth of the brand, and we are reiterating our 2023 INBRIJA guidance,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “We are also delighted that Biopas has filed for the approval of INBRIJA in six countries in Latin America and expects to have up to five approvals in 2024. They also expect to file in Chile by the end of 2023 and in Brazil and Mexico in 2024.”

Third Quarter 2023 Financial Results

For the quarter ended September 30, 2023, the Company reported INBRIJA worldwide net revenue of $9.5 million, a 7% increase, of which $8.1 million was derived from sales in the U.S., a 4% increase compared to the same quarter in 2022. The Company also reported ex-U.S. INBRIJA net revenue of $1.4 million in the third quarter related to sales in Spain.

For the quarter ended September 30, 2023, the Company reported AMPYRA net revenue of $15.7 million, a 26% decrease compared to $21.1 million for the same quarter in 2022. AMPYRA net revenue for the first three quarters of 2023 decreased by 17% over the same period in 2022. Additionally, for the quarter ended September 30, 2023, the Company reported FAMPYRA royalty revenues of $2.5 million, a 3% decrease compared to the same quarter in 2022. As previously disclosed, AMPYRA lost its exclusivity and generics entered the market in 2018. The Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended September 30, 2023 were $1.2 million, compared to $1.4 million for the same quarter in 2022. Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2023 were $23.2 million, compared to $23 million for the same quarter in 2022.

Total operating expenses for the quarter ended September 30, 2023 was $30.2 million, compared to $38.5 million for the same quarter in 2022.

Non-GAAP adjusted operating expenses (adjusted OPEX) was $24.4 million for the quarters ended September 30, 2023 and September 30, 2022. This quarterly non-GAAP measure, more fully described below under “Non-GAAP Financial Measures,” excludes costs of goods sold, amortization of intangible assets, change in fair value of derivative liability, and change in fair value of acquired contingent liability. A reconciliation of the GAAP operating expenses to non-GAAP operating expenses is included with the attached financial statements.

Benefit from income taxes for the quarter ended September 30, 2023 was $1.1 million, compared to a provision for income taxes of $1.4 million for the same quarter in 2022.

The Company reported a GAAP net loss of $8.9 million for the quarter ended September 30, 2023, or a net loss of ($7.16) per share on both a basic and diluted basis. Net loss in the same quarter of 2022 was $13.9 million, or a net loss of ($11.17) per share on both a basic and diluted basis.

At September 30, 2023, the Company had cash, cash equivalents, and restricted cash of $33.6 million, compared to $44.7 million at year end 2022.

2023 Financial Guidance

For the full year 2023, the Company reaffirms INBRIJA U.S. net revenue guidance to be $34-$38 million, Adjusted OPEX guidance to be $93-$98 million, ending cash balance guidance to be $39-44 million, and AMPYRA net revenue guidance to be $65-$70 million.

Webcast and Conference Call

The Company will host a Webcast/Conference Call in conjunction with its third quarter update and financial results today at 4:30 p.m. ET.

To participate in the Webcast, please use the following registration link:

o
https://events.q4inc.com/attendee/728181174

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. After you have registered, you will receive a confirmation email with the Webcast details. On the day of the Webcast, you will receive an email 2 hours prior to the start of the Webcast with the link to join. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 8:30 p.m. ET on November 13, 2023, until 11:59 p.m. ET on December 12, 2023. To access the replay, please dial 1 866 813 9403 (domestic) or +44 204 525 0658 (international); access code 197086. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measures included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) certain expenses that are not routine to the operation of our business, (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock, and (iii) other items that are not ascertainable at the present time. We believe these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding expected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that adjusted OPEX is important in evaluating the administrative costs of operating the Company’s business.

Adjusted OPEX includes research and development expenses and selling, general, and administrative expenses, and excludes (i) costs of goods sold, (ii) amortization of intangible assets, (iii) change in fair value of derivative liability, and (iv) change in fair value of acquired contingent liability. We are unable to reconcile our guidance for this non-GAAP measure to GAAP due to the forward-looking nature of the adjustments that are needed to determine this information, which includes information regarding future compensation charges, future changes in the market price of our common stock, and changes in the fair value of derivative and contingent liabilities, none of which are available at this time.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA, AMPYRA, or any other products that we may develop; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks related to the successful implementation of our business plan, including the accuracy of our key assumptions; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA or AMPYRA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of INBRIJA and AMPYRA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA or AMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and AMPYRA; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Cash and cash equivalents	$32,468	$37,536
Restricted cash - short term	861	6,884
Trade receivable, net	11,977	13,866
Other current assets	10,480	11,077
Inventories, net	17,942	12,752
Property and equipment, net	2,210	2,603
Intangible assets, net	282,006	305,087
Restricted cash - long term	255	255
Right of use assets, net	4,496	5,287
Other assets	3,649	248
Total assets	$366,344	$395,595

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$42,139	$33,873
Current portion of lease liability	1,578	1,545
Current portion of contingent consideration	2,577	2,532
Convertible senior notes	181,043	167,031
Non-current portion of acquired contingent consideration	30,223	38,668
Non-current portion of lease liability	3,468	4,341
Deferred tax liability	38,544	44,202
Other long-term liabilities	7,815	9,781
Total stockholders' equity	58,957	93,622
Total liabilities and stockholders' equity	$366,344	$395,595

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenues:
Net product revenues	$25,179	$29,964	$69,863	$76,023
Royalty revenues	2,502	3,047	9,717	10,573
License revenue	34	500	68	500
Total revenues	27,715	33,511	79,648	87,096

Costs and expenses:
Cost of sales	3,387	11,005	9,685	25,772
Research and development	1,207	1,383	4,143	4,602
Selling, general and administrative	23,152	22,997	67,492	80,002
Amortization of intangible assets	7,691	7,691	23,073	23,073
Change in fair value of derivative liability	—	—	—	(37)
Change in fair value of acquired contingent consideration	(5,203)	(4,576)	(7,118)	(10,709)
Other operating expense, net	-	-	-	-
Total operating expenses	30,234	38,500	97,275	122,703

Operating loss	$(2,519)	$(4,989)	$(17,627)	$(35,607)
Other income (expense), net:
Interest expense, net	(7,827)	(7,448)	(23,020)	(22,463)
Other income, net	403	(1)	496	1,249
Total other expense, net	(7,424)	(7,449)	(22,524)	(21,214)

Loss before income taxes	(9,943)	(12,438)	(40,151)	(56,821)
Benefit from (provision for) income taxes	1,055	(1,416)	5,058	(28,237)
Net loss	$(8,888)	$(13,854)	$(35,093)	$(85,058)

Net loss per common share - basic	$(7.16)	$(11.17)	$(28.25)	$(97.66)
Net loss per common share - diluted	$(7.16)	$(11.17)	$(28.25)	$(97.66)

Weighted average common shares - basic	1,242	1,240	1,242	871
Weighted average common shares - diluted	1,242	1,240	1,242	871

Acorda Therapeutics, Inc.

Adjusted Operating Expenses Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Operating Expenses per Income Statement (GAAP)	$30,234	$38,500	$97,275	$122,703
Adjustments:
Cost of goods sold	(3,387)	(11,005)	(9,685)	(25,772)
Amortization of intangible assets	(7,691)	(7,691)	(23,073)	(23,073)
Change in fair value of derivative liability	-	-	-	37
Change in fair value of acquired contingent consideration	5,203	4,576	7,118	10,709
Total adjustments	(5,875)	(14,120)	(25,640)	(38,099)
Adjusted operating expenses (non-GAAP)	$24,359	$24,380	$71,635	$84,604